UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2023

MURPHY CANYON ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4995 Murphy Canyon Road, Suite 300

San Diego, CA 92123

(Address of principal executive offices, including zip code)

760-471-8536

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	MURFU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	MURF	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	MURFW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2023, Murphy Canyon Acquisition Corp., a Delaware corporation (“Murphy” or the “Company”), issued a promissory note (the “Note”) in the principal amount of up to $1,500,000 to Murphy Canyon Acquisition Sponsor, LLC, the sponsor of the Company (the “Sponsor”), in connection with the extension of the termination date for the Company’s initial business combination (the “Initial Business Combination”) from February 7, 2023, to February 7, 2024, on a month-to-month basis, at the Company’s election. The Note bears no interest and is repayable in full upon the earlier of (i) the date on which the Company consummates its Initial Business Combination and (ii) the date that the winding up of the Company is effective.

Pursuant to the Note, on March 7, 2023 the Sponsor loaned the Company $300,000 to fund its trust account and pay for operating expenses.

The foregoing description is qualified in its entirety by reference to the Note, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Note
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 7, 2023	Murphy Canyon Acquisition Corp.

	By:	/s/ Jack K. Heilbron
	Name:	Jack Heilbron
	Title:	Chief Executive Officer